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                                                                    EXHIBIT 23.4


                                LAW OFFICES
                Nelson Mullins Riley & Scarborough, L.L.P.
                A REGISTERED LIMITED LIABILITY PARTNERSHIP

                       999 PEACHTREE STREET, N.E.          OTHER OFFICES:
                            FIRST UNION PLAZA        Charleston, South Carolina
                               SUITE 1400            Charlotte, North Carolina
                                                      Columbia, South Carolina
                        Atlanta, Georgia 30309       Greenville, South Carolina
                       TELEPHONE (404) 817-6000     Myrtle Beach, South Carolina
                       FACSIMILE (404) 817-6050
                          www.nmrs.com


                                 July 29, 1998

Towne Services, Inc.
3295 River Exchange Drive
Suite 350
Norcross, Georgia  30092



         We have acted as counsel to Towne Services, Inc. in connection with the filing of a Registration Statement on Form S-1 (Reg. No. 333-53341) (the "Registration Statement") under the Securities Act of 1933. We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus contained in the Registration Statement.


                             Very truly yours,


                             /s/ Nelson Mullins Riley & Scarborough, L.L.P.